Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-8264) of Nippon Telegraph and Telephone Corporation of our report dated June 28, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ MISUZU PricewaterhouseCoopers

Tokyo, Japan

June 28, 2007